UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2019

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, Suite 22C, New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DCTH	OTCQB

Item 1.01.	Entry into a Material Definitive Agreement.

On May 23, 2019, Delcath Systems, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with two institutional investors (the “Purchasers”), pursuant to which the Company issued to the Purchasers secured promissory notes (the “Notes”) in an aggregate principal amount of $1,119,000 (the “Loan”).

The Loan proceeds will be used for general working capital purposes. The Loan is secured by a lien on substantially all of the assets of the Company and each of its subsidiaries. Each subsidiary of the Company is a guarantor of the Loan.

The Notes bear interest at the rate of 8% per annum and accrued interest is payable thereunder on a quarterly basis commencing in the second quarter of 2019. The outstanding principal amount of the notes and all accrued and unpaid interest is due and payable on November 23, 2019.

The voluntarily prepayment of the Notes is permitted, without penalty, upon prior notice to the Purchasers. The Company is required to prepay the Notes with the net proceeds received by the Company from any sale of material assets or the consummation of any offering of equity or debt. The Company must prepay the Notes in full in the event that the Company is a party to certain change in control transactions or receives net proceeds of at least $10 million in an offering of equity or debt.

For so long as any Note remains outstanding, the Company is prohibited from effecting, or entering into an agreement to effect, certain issuances or sales of debt or equity securities of the Company.

In addition to the foregoing, the Securities Purchase Agreement contains customary representations, warranties and covenants, as well as events of default customary for transactions of this type.

Item 2.03	Creation of a Direct Financial Obligation

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Dated: May 30, 2019	By:	/s/ Jennifer K. Simpson, Ph.D.
Name: Jennifer K. Simpson, Ph.D.
Title: President and Chief Executive Officer